                                                                    Exhibit 10.3


                            PARTICIPATION AGREEMENT

THIS Participation Agreement is entered this 7 day of June , 1999, by and between SOUTHEAST DEALER ACCEPTANCE, INC., a Florida corporation ("SDAI") and Mr. C's AUTO SALES, INC., a Florida corporation ("Mr. C's").

        WHEREAS, Mr. C's generates automobile loans from the sale of automobiles to customers and desires to sell SDAI, and desires to purchase from Mr. C's, a senior participation interest in certain of such loans, upon the terms and conditions set forth below:

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and other consideration , the receipt and sufficiency of which are hereby acknowledged, SDAI and Mr. C's, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

        1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:


        "Applicable Rate" means, as to each Loan, a fixed interest rate equal to seventeen percent (17%) per annum.

        "Business Day" means a day on which banks are not required or authorized to be closed in the city of New York, New York.

        "Closing Participation Amount" means, with respect to any month, the Participation Amount calculated as of the close of business on the last day of such month.

        "Delinquent Loan" means any Loan with respect to which (i) the Obligor thereunder is more than 30 days delinquent as to scheduled monthly payments due under the Loan, or (ii) a repossession proceeding has commenced. A Loan payment shall not be considered delinquent if at least 95% of the proper payment amount has been received.

        "GAAP" means those generally accepted accounting principles used on a basis consistent with those principles used in connection with the preparation of the financial statements of Mr. C's attached hereto as Exhibit "C".

        "Government Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

        "Lien" means any pledge, lien, judgement, security interest, claim charge, assessment, restriction or encumbrance, whether consensual or by operation of law.

        "Loan Documents" means, with respect to any Loan, the Note and Security Agreement relating thereto, and any amendments thereto.

        "Loan File" means the credit and closing package, custodial documents, servicing documents, Loan Documents and all other documents relating to a Loan or necessary for prudent servicing.

         "Loans" means the indebtedness of an Obligor as evidenced by a Note and Security Agreement for the loans is which SDAI has purchased a Senior Participation pursuant to this Agreement.

         "SDAI Return" means, with respect to any month, an amount equal to (i) the Participation Amount on the last day of the preceding month multiplied by the Applicable Rate plus (ii) the difference between the Opening Participation Amount and the Closing Participation Amount.

         "Note" means the original executed note or installment sales contract evidencing the indebtedness of an Obligor under a Loan.

         "Obligor" means each person who is now or hereafter liable for the full or partial payment of any Loan, whether such obligation is direct, indirect, primary, secondary, joint or several.

         "Opening Participation Amount" means, with respect to any month, the Participation Amount calculated as of the close of business on the last day of the preceding month.

         "Participation Amount" means, as of any given date, the total of the Participation Amounts for each Loan. The Participation Amount for each Loan means the product of the outstanding principal amount of the Loan on that date, times the Participation Percentage applicable to that Loan.

         "Participation Percentage" initially means sixty percent (60%). The Participation Percentage may be changed from time to time by mutual consent of SDAI and Mr. C's as to any Loans in which a Senior Participation is subsequently sold pursuant to this Agreement.

         "Person" means any individual, partnership, joint venture, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof.

         "Security Agreement" means the security agreement, retail installment contract, UCC Financing Statement, certificate of title or other instrument securing a Note and creating a lien and security interest in the Vehicle described therein.

         "Servicing Agreement" means that certain Servicing Agreement of even date herewith between Mr. C's and SDAI for the servicing of the Loans.

         "Tax" or "Taxes" means all income, gross receipts, sales, use, employment, franchise, profits, personal property or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

         "Vehicles" means those motor vehicles or other items of collateral which secure a Loan pursuant to a Security Agreement.

         1.2. Terms Defined in Other Sections. The following terms are defined in the following sections:

         "Mr. C's Agreements" -- 6.2(a)
         "Operating Account" -- 4.1
         "Senior Participation" -- 2.1

                                   ARTICLE II
                   PURCHASE AND SALE OF SENIOR PARTICIPATIONS

         2.1. Purchase of Senior Participations. During the one-year period beginning upon execution of this Agreement, Mr. C's will sell and SDAI will purchase up to $500,000 of undivided preferred senior participation interests equal to the Participation Percentage (a "Senior Participation") in Loans submitted by Mr. C's to SDAI in accordance with this Agreement and subject to the terms and conditions set forth in this Agreement. From time to time thereafter, Mr. C's will sell and SDAI will purchase additional Senior Participations in Loans submitted by Mr. C's to SDAI in accordance with this Agreement and subject to the terms and conditions set forth in this Agreement. This Agreement shall not obligate Mr. C's to offer a participation in any specific Loans to SDAI, nor shall it obligate SDAI to purchase a Senior Participation in any specific Loan offered by Mr. C's and it is understood and agreed that SDAI's decision to accept or reject any offer by Mr. C's is in SDAI's sole discretion. However, the terms of this Agreement shall govern the purchase of Senior Participation in Loans when offered by Mr. C's and accepted by SDAI.

         2.2. Loan Requirements. In order to be eligible for purchase of a Senior Participation by SDAI, each Loan shall be (a) in compliance with the Underwriting Criteria approved from time to time by SDAI and set forth in a written schedule, and (b) written on a retail installment contract form customarily used in the industry and subject to the reasonable approval of SDAI. The initial Underwriting Criteria shall be as set forth in Exhibit "A" attached hereto.

         2.3 Documents to be Delivered. Upon acceptance by SDAI of an offer by Mr. C's for purchase of a Senior Participation, Mr. C's shall endorse each Loan Document to SDAI and deliver to SDAI (a) Senior Participation Certificate, in form and content reasonably satisfactory to SDAI, conveying to SDAI the Senior Participation, free and clear of all Liens or defects in title of any kind, (b) each of the Loan Documents and (c) each of the documents set forth in Exhibit "B" attached hereto.

         2.4 Purchase Price and Payment. As consideration for each Senior Participation, SDAI shall, subject to and upon the terms and conditions set forth herein, pay to Mr. C's, by wire transfer, an amount equal to the outstanding principal amount of the Loan, multiplied by the Participation Percentage, less a purchase fee in the amount of $50.00 per Loan. The purchase price shall be paid in accordance with a written funding schedule mutually agreed upon and after (a) SDAI has received and approved the documents specified in Section 2.3, above, and (b) Mr. C's has complied with the covenants set forth in Section 11.2 hereof.

         2.5. Repurchase. Mr. C's may, at its sole and absolute discretion, repurchase the Loans by tendering to SDAI an amount equal to the total Participation Amount for all Loans plus any accrued and unpaid interest thereon.

         2.6 Satisfaction. At such time as Mr. C's shall repurchase the Loans, or otherwise pay and satisfy the full Participation Amount in any given Loan, SDAI, shall execute and deliver such documents as shall be legally required to release its lien upon Vehicles encumbered by such Loan or Loans.

                                  ARTICLE III
                          SERVICING AND DELINQUENCIES

         3.1  Servicing of Loans by Mr. C's. Subject to the terms of Section
3.3 hereof, Mr. C's shall be solely responsible for servicing the Loans in accordance with the terms of the Servicing Agreement, including repossession and disposition of a Vehicle when appropriate.

         3.2 Repurchase of Delinquent Loans. Mr. C's agrees to repurchase SDAI's Senior Participation in any Loan within seven (7) days of the date the Loan becomes a Delinquent Loan for a repurchase price equal to the Participation Amount for that Loan, plus interest at the Applicable Rate from the last day of the preceding month through the date of repurchase.

         3.3 Right to Perform Obligations of Mr. C's. If Mr. C's (i) dissolves, liquidates, merges, consolidates or otherwise reorganizes without the prior written consent of SDAI, (ii) has rendered against it any judgment which is not discharged within 90 days of filing, or (iii) upon written notice from SDAI and a failure to cure within 5 Business Days of the date of such notice, (A) fails to comply with or perform any of its representations, warranties or covenants under this Agreement or the Servicing Agreement, (B) has a receiver appointed for it or any of its assets, (C) has filed by or against it a petition in bankruptcy or for reorganization, (D) is generally unable to pay its debts as they come due, or (E) is in default on any contract which obligates Mr. C's to make aggregate payments in excess of $100,000, then SDAI may, but shall not be obligated to, perform Mr. C's 's obligations under this Agreement and terminate the Servicing Agreement. SDAI shall be reimbursed on demand from the Operating Account for its reasonable costs and expenses incurred in performing Mr. C's 's obligations under this Agreement (including its reasonable costs and expenses in enforcing its rights hereunder) and Mr. C's shall have no further rights under this Agreement other than the right to receive distributions for any remaining cash balance as referenced in Section 4.2(c). If the Operating Account is insufficient to pay such costs and expenses, Mr. C's shall pay such amounts to SDAI on demand.

                                   ARTICLE IV
                                 DISTRIBUTIONS

         4.1 Operating Account. Mr. C's has established a segregated account at SunTrust Bank, Account # ____________ (the "Operating Account") into which will be deposited, promptly upon receipt, all cash processed by Mr. C's pertaining to the Loans. The Operating Account shall be maintained for the benefit, and in the name, of both Mr. C's and SDAI but shall be under the sole control of Mr. C's. The Operating Account shall be collaterally pledged to SDAI pursuant to Section 11.2. All distributions shall be made in accordance with
Section 4.2. If SDAI terminates the Servicing Agreement in accordance with
Section 3.3, then (i) an accounting of the Operating Account and all funds on deposit in that Account shall be prepared by Mr. C's and delivered to SDAI, and SDAI shall have the right to have the Operating Account audited, and (ii) the Operating Account shall be closed and replaced with an Operating Account at a bank of SDAI's choice, maintained by SDAI for the benefit, and in the name, of both Mr. C's and SDAI, but under the sole control of SDAI.

         4.2 Distributions from Operating Account. At the earlier of the date of each settlement or the end of each week, all cash in the Operating Account shall be distributed or paid as follows:

         (a) first, to SDAI, the SDAI Return for the immediately preceding month:

         (b) second, to SDAI, any amounts payable, directly or indirectly, by or on behalf of SDAI in connection with any assumption and performance of Mr. C's obligations pursuant to Section 3.3;

         (c) third, to Mr. C's, the remaining cash balance, if any, in the Operating Account, including all payments and reimbursements due under the Servicing Agreement.

                                   ARTICLE V
                                   STATEMENTS

         5.1 Statements Prepared by Mr. C's. Within 15 days after the end of each month, Mr. C's shall prepare and deliver to SDAI a report consisting of the following statements (the "Statements") with respect to the immediately preceding month: (i) Opening Participation Amount; (ii) Closing Participation Amount; and (iii) identity of and aggregate payments due under each Loan which is more than 30 days past due. In addition, Mr. C's shall provide to SDAI such other information as SDAI may reasonably request from time to time.

         5.2 Disputes. No error in any statements shall serve to the benefit of either party. If a dispute occurs with respect to any statement, Mr. C's and SDAI shall attempt to reconcile their differences and any resolution by them as to any disputed Statement shall be final, binding and conclusive on Mr. C's and SDAI and shall have the legal effect of a binding arbitration award. If Mr. C's and SDAI are unable to reach a resolution with such effect within ten Business Days after delivery of the notice of dispute, Mr. C's and SDAI shall submit the items remaining in dispute to arbitration in accordance with Section 11.1 of this Agreement.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF Mr. C's


         Mr. C's represents, warrants and agrees as follows:

         6.1 Organization, Power and Authority. Mr. C's is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. Mr. C's is legally qualified to transact business as a foreign corporation in each of the jurisdictions in which its business or property is such as to require that it be thus qualified, and it is in good standing in each of the jurisdictions in which it is so qualified. Mr. C's principal place of business is in Coral Springs, Florida.

         6.2 Power, Authority and Capacity; Enforceability; No Conflicts.

         (a) Mr. C's has full power, authority and capacity to enter into this Agreement, the Servicing Agreement and all documents contemplated or requested by any of these agreements (collectively the "Mr. C's Agreement") and to carry out its obligations hereunder and thereunder, and will provide evidence of the same to SDAI on demand. The Mr. C's Agreements have been duly executed and delivered by Mr. C's and are the valid and binding obligations of Mr. C's, enforceable against it in accordance with their respective terms. The execution, delivery and performance of the Mr. C's Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Mr. C's.

         (b) To the best of its knowledge, neither the execution and delivery of the Mr. C's Agreements, nor the performance of Mr. C's of its obligations under the Mr. C's Agreements, nor the consummation of the transactions contemplated thereby, will (i) conflict with any provision of the certificate of incorporation of by-laws of Mr. C's: (ii) conflict with, result in a breach of or constitute a default (or an event in which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract, agreement, promissory note, lease, indenture, instrument or license to which Mr. C's is a party or by which Mr. C's assets or properties may be bound or affected; (iii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation, order, judgment, decree or arbitration award which is either applicable to, binding upon or enforceable against Mr. C's; (iv) result in or require the creation or imposition of any Liens upon or with respect to any assets of Mr. C's or the Loans, other than Liens in favor of SDAI; (v) violate any legally protected right arising in the operation of Mr. C's business of any individual or entity or give to any individual or entity a right or claim against SDAI or the Loans; or (vi) require the consent, approval, order or authorization of, or the registration, declaration or filing with any Government Entity.

         6.3 Financial Statements. The financial statements attached hereto as Exhibit "C" present fairly the financial condition of Mr. C's at the date indicated therein and the results of operations for Mr. C's for the periods indicated therein, all of which are in conformity with GAAP and are accurate and complete in all material respects. The books and records of Mr. C's properly and accurately reflect all of its transactions, properties, assets and liabilities. Mr. C's shall provide financial statements to SDAI annually.

         6.4 Taxes. Mr. C's has duly filed, or has received an extension of time for such filing in accordance with applicable law, all federal, state, local and foreign Tax returns and reports required to be filed by it, all such returns and reports were true and correct in all material respects as of the date on which they were filed, none of such returns and reports has been amended, and all Taxes arising under such returns and reports have been fully paid or are fully accrued as liabilities on Mr. C's books and records and will be timely paid. There have been no audits of federal, state, local and foreign Tax returns of Mr. C's performed by federal, state, local or foreign taxing authorities within the last 10 years or otherwise with respect to any Tax year for which assessment is not barred by the applicable statute of limitations. No waivers of any applicable statutes of limitations are outstanding. There is no pending, or to the knowledge of Mr. C's, threatened federal, state, local or foreign tax audit of Mr. C's and no agreement with any federal, state, local or foreign tax authority that may affect Mr. C's respective subsequent Tax liabilities.

         6.5 Contracts. Mr. C's is not in default or breach under any contract, agreement or commitment to which Mr. C's is a party or is bound and, to Mr. C's knowledge, there is no breach or anticipated breach of any such contract, agreement or commitment by any other party to such contract, agreement or commitment. All of such contracts, agreements and commitments are valid, binding and enforceable and in full force and effect in accordance with their respective terms.

         6.6. Litigation. Except as set forth in Exhibit "D", to the best of Mr. C's knowledge, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to Mr. C's knowledge, threatened against or substantially affecting the Loans or substantially affecting the assets or liabilities of Mr. C's, or which question the validity or enforceability of the Mr. C's Agreements or the Loans or any action contemplated herein. For purposes of this provision, the term "substantially affecting" shall mean any claim seeking damages of $10,000 or more or any circuit court lawsuit filed against Mr. C's or any guarantor hereunder. There are no outstanding orders, decrees, or stipulations issued by any Government Entity in any proceeding to which Mr. C's is or was a party or, to Mr. C's knowledge, which affect the Loans or the Mr. C's Agreements.

         6.7. Compliance with Laws; Permits. To the best of its knowledge, after diligent inquiry, Mr. C's is not in violation of any statutes, laws, ordinances, rules or regulations, or any judgment, order or decree (federal, state or local) of any Government Entity and posses all approvals, licenses, permits, franchises or other authorizations of any Government Entity (collectively, "Permits") necessary to the performance of its obligations under the Mr. C's Agreements, the ownership, operation or disposition of its properties or the conduct of its business. All such Permits are valid and in full force and effect, Mr. C's is in compliance with their respective requirements and no proceeding is pending or, to Mr. C's knowledge, threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of the Mr. C's Agreements and the transactions contemplated thereby.

         6.8. Brokers. No broker, finder or investment banker will be entitled to any brokerage, finder's or other fee or commission from Mr. C's in connection with the transactions contemplated by this Agreement. Mr. C's shall indemnify, defend and hold SDAI harmless from any claim of any broker based upon any alleged arrangement with Mr. C's.

         6.9. Title.

         (a) There are no gaps in the chain of title for the Notes and Security Agreements.

         (b) Upon endorsement and delivery of the Notes to SDAI, the assignment of the Security Agreements to SDAI, and the assignment to SDAI of the related liens on the Vehicles, SDAI will hold legal title to the Notes and Security Agreements free and clear of all liens or defects in title of any kind, which will be sufficient to permit SDAI and its successors and assigns to avail itself of all protection available under applicable law against the claim of any present or future creditors of Mr. C's, and will be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Notes by Mr. C's from being enforceable.

         (c) Upon the sale of the Senior Participation to SDAI pursuant to this Agreement, SDAI will own good and marketable title to the Senior Participation, free and clear of all Liens or defects in title of any kind.

         (d) Upon purchase of each Senior Participation, Mr. C's will provide to SDAI a lien guarantee as to the related Vehicle. Within 20 days of the date of purchase, Mr. C's will provide to SDAI a copy of the Vehicle registration showing a first lien in favor of SDAI or its designee. Within 40 days of the date of purchase, Mr. C's will provide to SDAI the original Certificate of Title to the vehicle.

         6.10. Security Interest. Each purchase of a Senior Participation pursuant to this Agreement and the documents executed in connection therewith
(i) creates a valid first priority ownership and first priority security interest for the benefit of SDAI in all of the Loans, Loan Files and Loan Documents, (ii) effects the assignment to SDAI of a first priority security interest in each Vehicle, and (iii) creates and ownership and security interest in the Vehicles and Operating Account securing SDAI's rights and benefits hereunder and under the MR. C's Agreements. All instruments and documents necessary or desirable to perfect and protect such ownership and security interest in the Loans, Loan Files, Loan Documents, Vehicles and Operating Accounting have been duly executed and delivered by Mr. C's. All filings and other actions necessary or desirable to perfect and protect such ownership and security interests in the Loans, Loan Files, Loan Documents, Vehicles, and Operating Account shall be taken by Mr. C's immediately following purchase of the Senior Participation by SDAI.

         6.11. Loans.

         (a) Mr. C's has generated the Notes and Security Agreements through the sale of vehicles and holds legal title thereto free and clear of all liens or defects of any kind. Except as otherwise provided in this Agreement, Mr. C's has not sold, assigned, transferred, pledged or hypothecated any interest in any Loan, Loan File or Loan Document to any person. None of the loans is a Delinquent Loan.

         (b) Mr. C's represents and warrants that (i) each Note and Security Agreement is a genuine, legally valid, binding and enforceable document according to its terms, and conforms to all applicable laws and regulations,
(ii) each Security Agreement grants to the holder thereof and its successors and assigns a valid, binding, enforceable and perfected first priority lien and security interest on the Vehicle purported to be covered thereby, recorded among the appropriate records of the appropriate jurisdiction, and no portion of such security has been released (iii) the terms of each Note and Security Agreement have not been modified or canceled and no party thereto has been released in whole or in part and not part of the property subject to the Security Agreement has been released, (iv) no Note or Security Agreement has been subordinated in whole or in part, (v) there is in force for each Loan a liability insurance policy issued by reputable, financially solvent insurer providing adequate coverage with respect to each Vehicle that is the subject of a Loan, in an amount equal to the required by the Note and/or Security Agreement relating to such Loan, or otherwise by applicable law, (vi) each Loan meets or is exempt from applicable federal and state laws, regulations and other requirements pertaining to usury and each Loan is not usurious, (vii) each Loan has been originated, underwritten and serviced in compliance with all applicable laws and regulations and (viii) there is no material defect in the title to any Vehicle security any Note or to which any Security Agreement relates.

         6.12. Limitation on Warranties. If any of the representations and warranties contained in Sections 6.9, 6.10 or 6.11 shall prove to be materially incorrect with regard to any Loan, SDAI may give notice to Mr. C's identifying the defective Loan, along with appropriate documentation or other proof of the defect in the Loan. For purposes of this provision, the term "materially incorrect" is defined as any circumstance with Mr. C's is unable to cure within thirty (30) days. If the Loan is in fact defective and if Mr. C's is unable to cure or correct the defect in the Loan with reasonable time (not to exceed 30 days) and to SDAI's reasonable satisfaction, Mr. C's shall immediately repurchase SDAI's Senior Participation in the defective Loan for the then Participation Amount for that Loan, plus interest at the Applicable Rate for the last day of the preceding month through the date of repurchase. SDAI shall not be entitled to any other remedy due to any inaccuracy of any one or more of the representations and warranties.

                                  ARTICLE VII
                     REPRESENTATION AND WARRANTIES OF SDAI

        SDAI represents, warrants and agrees as follows:

        7.1 Organization and Authority of SDAI. SDAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

        7.2  Power, Authority and Capacity of SDAI; Enforceability; No
Conflicts.

        (a) SDAI has full power and capacity to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by SDAI and is a valid and binding obligation of SDAI, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SDAI.

        (b) To the best of its knowledge neither the execution nor delivery of this Agreement nor the performance by SDAI of its other obligations under this Agreement, nor the consummation of the transactions contemplated hereby will,
(i) conflict with any provision of the certificate of incorporation or bylaws of SDAI, (ii) result in a breach of, or constitute a default (or an event, which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon, accelerate, any material contract, agreement, lease, indenture, instrument or license to which SDAI is a party or by which SDAI's assets or properties may be bound or affected; (iii) violate or conflict with any federal, state, or local law, statute, ordinance, rule, regulation, order, judgement, decree, or arbitration award which is either applicable to, binding upon or enforceable against SDAI; (iv) result in or require the creation or imposition of Liens upon or with respect to any assets of SDAI or the Loans; (v) violate any legally protected right arising in the operation of SDAI's business of any individual or entity or give to any individual or entity a right or claim against Mr. C's or the Loans; or (vi) require the consent, approval or other authorization of, or the registration, declaration or filing with any Government Entity.

        7.3 Brokers. No broker, finder or investment banker will be entitled to any brokerage, finder's or other fee or commission from SDAI in connection with the transactions contemplated by this Agreement. SDAI shall indemnify, defend and hold Mr. C's harmless from any claims of any broker based upon any alleged arrangement with SDAI.

                                  ARTICLE VIII
                         FURTHER COVENANTS OF Mr. C's

        8.1 Books and Records. Mr. C's shall maintain proper records and books of accounts in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions related to the Loans. During the period of this Agreement, Mr. C's shall give SDAI and its authorized representatives reasonable access to all books and records of Mr. C's relative to the loans upon reasonable advance notice, and permit SDAI to make such inspection and copies thereof as SDAI may reasonably request during normal business hours, provided, however, that such investigation or inspection shall be conducted in such a manner as to not interfere unreasonably with Mr. C's business.

         8.2 Maintenance of Ownership and Security Interests. Mr. C's shall at all times maintain the ownership and security interest provided for SDAI in this Agreement as a valid and perfected ownership and security interest in all of the Loans, Loan Files, Loan Departments, Vehicles and Operating Account.

         8.3 Notices. Mr. C's shall promptly notify SDAI of any of the following:

         (a) any change in Mr. C's name, principal place of business, or senior management;

         (b) the termination or modification of insurance coverage on any Vehicle; and

         (c) any condition, event or act which comes to Mr. C's attention that would or might materially affect repayment of any Loan or prejudice SDAI's rights under this Agreement.

                                   ARTICLE IX
                           CONDITIONS TO OBLIGATIONS

         9.1 Conditions to Obligation of SDAI. The obligation of SDAI to close any purchase of a Senior Participation as to which it has accepted an offer hereunder shall be subject to the fulfillment of each of the following conditions:

         (a) The representations and warranties of Mr. C's contained in this Agreement shall be true, complete and correct, and all the covenants and other obligations contained in this Agreement to be performed or complied with by Mr. C's prior to any such purchase shall have been complied with in all material aspects.

         (b) No temporary, preliminary or permanent injunction or other order, stay, judgment, decree or ruling of any Government entity shall be in effect which would make the purchase of a Senior Participation illegal or would otherwise prevent the closing of such a purchase.

                                   ARTICLE X
                                INDEMNIFICATION

         10.1 Indemnification by Mr. C's. Mr. C's shall indemnify SDAI and its directors, stockholders, officers, employees and agents (an "Indemnified Party") against and defend and hold them harmless from any expenses, losses, costs, deficiencies, liabilities, claims, damages, awards or judgments (including legal fees and expenses) ("Indemnification Damages") suffered or incurred by any such Indemnified Party to the extent arising from the ownership of the Loans or any interest therein, including, without limitation (i) any breach of any representation, warranty, covenant or agreement of Mr. C's contained in the Mr. C's Agreements, (ii) suits by an Obligor claiming incorrect calculations of payments by Mr. C's due under the Notes, (iii) claims for breach of warranty in connection with a sale or transfer of any Vehicles by or on behalf of Mr. C's, (iv) any obligation or liability arising from an ownership interest in the Vehicles, (v) any acts of negligence, gross negligence, theft or fraud or other willful misconduct by Mr. C's, or employees or subsidiaries thereof, and (vi) any liability arising from a repossession of a Vehicle, including any litigation, cross claims or defenses by an Obligor under a loan that has been terminated or otherwise accelerated.

         10.2 Right of Setoff. SDAI may immediately set off against the Operating Account any Indemnifiable damages which it is entitled to recover under this Article. SDAI shall give notice to Mr. C's of SDAI claim for Indemnifiable Damages. If, prior to the expiration of 10 Business Days from the date of such notice, Mr. C's shall notify SDAI of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period, then such dispute shall be resolved by arbitration in accordance with Section 11.1 of this Agreement. If Mr. C's prevails in arbitration, SDAI shall immediately reimburse the Operating Account to the extent of the previous setoff.

         10.3  Third Party Claims

         (a) For an Indemnified Party to be entitled to indemnification under this Article in respect of, arising out of or involving a claim or demand made by, any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify Mr. C's in writing of the Third Party claim within 10 Business Days after receipt by such indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except (i) to the extent Mr. C's shall have been actually prejudiced as a result of such failure and (ii) that Mr. C's shall not be liable for any out of pocket expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice. Thereafter, the Indemnified Party shall deliver to Mr. C's, within 5 Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

         (b) If a Third Party Claim is made against any Indemnified Party, Mr. C's shall assume the defense thereof with counsel selected by Mr. C's and reasonably acceptable to SDAI. If Mr. C's assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Mr. C's. Notwithstanding the foregoing, SDAI shall have the right to employ counsel at Mr. C's expense if the interest of Mr. C's and SDAI conflict in any material respect as to such Third Party Claim. If Mr. C's fails to assume the defense of any Third Party Claim, the Indemnified Party may, if it so chooses, assume the defense thereof with counsel selected by the Indemnified Party. If the Indemnified Party elects to assume the defense of the Third Party Claim, Mr. C's
(i) shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party and (ii) shall be entitled to participate in (but not control) the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnified Party. Regardless of which party defends or prosecutes any Third Party Claim, all the parties hereto shall retain and provide to the other, as required, records and information which are reasonably relevant to such Third Party Claim, and make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

         (c) Whether or not the Indemnified Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claims without Mr. C's prior written consent, which consent shall not be unreasonably withheld.

                                   ARTICLE XI
                                 MISCELLANEOUS

         11.1 Arbitration. Any controversy or claim between SDAI and Mr. C's arising out of or relating to this Agreement, this acquisition or ownership of the loans, or the parties' dealing with each other shall be settled by binding arbitration in Broward County, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within 10 days of written demand for arbitration by either party, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association. The expenses shall be divided equally between the parties but shall ultimately be subject to award to the prevailing party. The duty to arbitrate shall survive the cancellation or termination of this Agreement.

         11.2  Security Interest of SDAI

         (a) In order to secure SDAI's right under this agreement, including the SDAI Return and SDAI's right to indemnification hereunder, Mr. C's hereby grants to SDAI a security interest in all of the Loans, Loan Files, Loan Documents, Operating Account and products and proceeds of the above including the Vehicles.

         (b) At or prior to funding of a purchase price, Mr. C's shall execute and deliver to SDAI all instruments and documents necessary to perfect a first priority security interest in the Loans, Loan Files, Loan Documents, Operation Account and products and proceed of the above in favor of SDAI. Mr. C's shall endorse each Note "payable to the order of SDAI" and deliver the Loan documents to SDAI with the Senior Participation Certificate. Such Loan Documents will maintain in the possession of SDAI for the benefit of Mr. C's and SDAI, subject to SDAI's security interest therein.

         (c) Simultaneously with funding of a purchase price, Mr. C's shall assign to SDAI its lien and security interest in each vehicle, such assignment to be in form suitable for recordation in the jurisdiction in which the Vehicle is titled. Mr. C's shall bear all expenses in connection with the preparation and recording of the assignment.

         (d) Immediately following the purchase of a Senior Participation, Mr. C's shall take all actions necessary to continue a perfected lien and security interest in the Vehicles in favor of SDAI, including the assignment of the Security Agreement relating to each vehicle, and otherwise take all actions necessary to maintain such Security Agreement as a lien and security interest upon such vehicle.

         (e) Mr. C's shall deliver to SDAI evidence, in form reasonably satisfactory to SDAI, of its compliance with Sections 11.2 (c) and (d), including file-stamped copies of all statements and notices referred to in
Section 11.2(d).

         (f) Mr. C's shall pay the costs and expenses relating to the actions described in Sections 11.2(b), (c), (d), (e) and (f) including the costs of filing any financing or security interest filing statements as well as any recordation or transfer fees or taxes required by law to be paid in connection with the filing or recording of any such statement. Such costs and expenses shall not be chargeable to the Operating Account.

         11.3. Cooperation. At any time and from time to time after the date of this Agreement, either party shall, at the request of the other party, execute and deliver any instruments or documents, including Uniform Commercial Code financing statements in favor of SDAI, assignments of sale and other documents reflecting SDAI's ownership interest in the Loans, and take all such further actions as required by the state of Florida Department of Banking and Finance and as such party reasonably may request in order to consummate and make effective the transactions contemplated hereby. The Senior Participation shall be evidenced by such instruments and filings as SDAI shall reasonably require in its sole discretion.

         11.4. Expenses. Except as otherwise provided in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         11.5. Relationship of Parties. This Agreement constitutes a sale of Senior Participations and the grant of an ownership and security interest in the Loans, Loan Files, Loan Documents and Security Agreements, and shall in no way be construed as creating a partnership, joint venture or any other relationship.

         11.6. Notices. All notices, consents, approvals and other communications given or made hereunder shall be in writing and shall be delivered (i) personally, (ii) by overnight courier, (iii) by telecopier or (iv) by registered or certified mail, as follows (or at such other address as shall be specified by like notice):

        If to SDAI:     SOUTHEAST DEALER ACCEPTANCE CORPORATION
                        1400 East Oakland Park Boulevard, Suite 100
                        Ft. Lauderdale, FL 33334
                        Attention: Spiro Lazarou
                        Telephone.: (954) 568-3989
                        Facsimile: (954) 568-6013

        If to Mr. C's:  MR. C'S AUTO SALES, INC.
                        Attention: Dana Ross-Cohen
                        1890 University Dr. #105
                        Coral Springs, FL 33071

         All such notices, consents, approvals and other communication shall be deemed to have been given of (i) the date of receipt if delivered personally or by overnight courier, (ii) the date of transmission if with continuation answer back if transmitted by telecopier or (iii) the third day following posting if transmitted by mail.

         11.7. Interpretation. The terms defined in this Agreement include the plural as well as the singular. When a reference is made in this Agreement to an Article, Section, Schedule of Exhibit, such reference shall be to an Article, Section, Schedule of Exhibit of this agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this agreement, they shall be deemed to be followed by the word "without limitation." Time shall be of the essence in this Agreement.

         11.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

         11.9. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, changed, waived or modified except by a writing executed by both parties.

         11.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations of Mr. C's hereunder shall be assigned by Mr. C's without the prior written consent of SDAI.

         11.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         11.12. No Third Party Beneficiaries. This Agreement shall inure to the benefit of, and be enforceable by, SDAI and Mr. C's and their respective successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other Person any legal or equitable rights hereunder.

         11.13. Indemnifications. All of the indemnifications given or agreed to from or by one party to the other in this Agreement shall survive the termination of this Agreement as to any indemnifiable action committed by an indemnifying party prior to such termination.

         11.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         11.15. Facsimile Signature. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

         11.16. Prevailing Party. In the event of any litigation or arbitration arising from or related to this Agreement, the prevailing party shall be entitled to recover legal fees and costs of such proceeding.

         11.17. Right to Receiver/Injunction Relief. The rights of SDAI to assume servicing upon the occurrence of the events set forth in Article III are unique and fundamental to preservation and protection of the collateral. Mr. C's agrees shall that its failure to comply with the transfer requirements is likely to create irreparable harm to SDAI for which it has no remedy at law. To that end, SDAI has the right to seek and obtain mandatory injunctive relief and for the appointment of a receiver from a court of competent jurisdiction to enforce the transfer of the servicing and operating account and the arbitration provisions shall not be applicable to such action.


         IN WITNESS WHEREOF, SDAI and Mr. C's have caused this Agreement to be signed, as of the date first written above, by their respective officers thereunto duly authorized.


                                               Mr. C's AUTO SALES, INC.


                                               By: /s/ MARK COHEN
                                                  ---------------------
                                               Name: Mark Cohen
                                                    -------------------
                                               Title: President
                                                     ------------------

                                               SOUTHEAST DEALER ACCEPTANCE, INC.


                                               By: /s/ ENRIQUE MARTINEZ
                                                  ---------------------
                                               Name: Enrique Martinez
                                                    -------------------
                                               Title: President
                                                     ------------------



Exhibit "A" - Underwriting Criteria
Exhibit "B" - Documents to be Delivered
Exhibit "C" - Financial Statements of Mr. C's